Exhibit 99.1
Caterpillar Inc.
3Q 2020 Earnings Release

October 27, 2020

FOR IMMEDIATE RELEASE

Caterpillar Reports Third-Quarter 2020 Results

	Third Quarter
($ in billions except profit per share)	2020	2019
Sales and Revenues	$9.9	$12.8	●	Third-quarter sales and revenues decreased 23%; profit per share declined 54%
Profit Per Share	$1.22	$2.66	●	Strong balance sheet; $9.3 billion of enterprise cash
DEERFIELD Ill. – Caterpillar Inc. (NYSE: CAT) today announced third-quarter 2020 sales and revenues of $9.9 billion, a 23% decrease compared with $12.8 billion in the third quarter of 2019. The decline was primarily due to lower sales volume driven by lower end-user demand for equipment and services.
Third-quarter 2020 profit per share was $1.22, compared with $2.66 profit per share in the third quarter of 2019. Profit per share in the third quarter of 2020 included pre-tax remeasurement losses of $77 million, or $0.12 per share, resulting from the settlements of pension obligations. Profit per share benefited from lower than expected taxes in the quarter.
Operating profit margin was 10.0% for the third quarter of 2020, compared with 15.8% for the third quarter of 2019.
For the nine months ended September 30, 2020, enterprise operating cash flow was $4.3 billion. Caterpillar ended the third quarter with $9.3 billion of enterprise cash and more than $14 billion of available liquidity sources.
“I’m proud of our global team’s performance as we continue to safely navigate the pandemic while remaining firmly committed to serving our customers,” said Caterpillar Chairman and CEO Jim Umpleby. “Our third-quarter results largely aligned with our expectations, and we’re encouraged by positive signs in certain industries and geographies. We’re executing our strategy and are ready to respond quickly to changing market conditions.”
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CONSOLIDATED RESULTS
Consolidated Sales and Revenues

The chart above graphically illustrates reasons for the change in consolidated sales and revenues between the third quarter of 2019 (at left) and the third quarter of 2020 (at right). Caterpillar management utilizes these charts internally to visually communicate with the company’s Board of Directors and employees.
Total sales and revenues for the third quarter of 2020 were $9.881 billion, a decrease of $2.877 billion, or 23%, compared with $12.758 billion in the third quarter of 2019. The decline was mostly due to lower sales volume driven by lower end-user demand for equipment and services and the impact from changes in dealer inventories. Dealers decreased inventories more during the third quarter of 2020 than during the third quarter of 2019.
Sales were lower across all regions and the three primary segments.

Sales and Revenues by Segment
(Millions of dollars)	Third Quarter 2019	Sales Volume	Price Realization	Currency	Inter-Segment / Other	Third Quarter 2020	$ Change	% Change

Construction Industries	$5,289	$(1,150)	$(60)	$(17)	$(6)	$4,056	$(1,233)	(23%)
Resource Industries	2,310	(425)	(46)	(4)	(19)	1,816	(494)	(21%)
Energy & Transportation	5,452	(1,086)	(16)	15	(204)	4,161	(1,291)	(24%)
All Other Segment	111	(3)	1	—	(3)	106	(5)	(5%)
Corporate Items and Eliminations	(1,188)	45	—	—	232	(911)	277
Machinery, Energy & Transportation	11,974	(2,619)	(121)	(6)	—	9,228	(2,746)	(23%)

Financial Products Segment	865	—	—	—	(141)	724	(141)	(16%)
Corporate Items and Eliminations	(81)	—	—	—	10	(71)	10
Financial Products Revenues	784	—	—	—	(131)	653	(131)	(17%)

Consolidated Sales and Revenues	$12,758	$(2,619)	$(121)	$(6)	$(131)	$9,881	$(2,877)	(23%)

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Sales and Revenues by Geographic Region
	North America		Latin America		EAME		Asia/Pacific		External Sales and Revenues		Inter-Segment		Total Sales and Revenues
(Millions of dollars)	$	% Chg	$	% Chg	$	% Chg	$	% Chg	$	% Chg	$	% Chg	$	% Chg
Third Quarter 2020
Construction Industries	$1,781	(35%)	$230	(44%)	$796	(24%)	$1,241	14%	$4,048	(23%)	$8	(43%)	$4,056	(23%)
Resource Industries	487	(38%)	269	(23%)	384	(3%)	564	(13%)	1,704	(22%)	112	(15%)	1,816	(21%)
Energy & Transportation	1,584	(26%)	221	(42%)	1,113	(9%)	557	(33%)	3,475	(24%)	686	(23%)	4,161	(24%)
All Other Segment	10	900%	1	(83%)	1	(88%)	13	8%	25	(7%)	81	(4%)	106	(5%)
Corporate Items and Eliminations	(22)		(2)		—		—		(24)		(887)		(911)
Machinery, Energy & Transportation	3,840	(31%)	719	(37%)	2,294	(14%)	2,375	(8%)	9,228	(23%)	—	—%	9,228	(23%)

Financial Products Segment	448	(20%)	63	(20%)	100	(2%)	113	(9%)	724	(16%)	—	—%	724	(16%)
Corporate Items and Eliminations	(37)		(10)		(10)		(14)		(71)		—		(71)
Financial Products Revenues	411	(21%)	53	(17%)	90	(4%)	99	(9%)	653	(17%)	—	—%	653	(17%)

Consolidated Sales and Revenues	$4,251	(30%)	$772	(36%)	$2,384	(14%)	$2,474	(8%)	$9,881	(23%)	$—	—%	$9,881	(23%)

Third Quarter 2019
Construction Industries	$2,728		$413		$1,048		$1,086		$5,275		$14		$5,289
Resource Industries	789		349		396		645		2,179		131		2,310
Energy & Transportation	2,129		378		1,224		831		4,562		890		5,452
All Other Segment	1		6		8		12		27		84		111
Corporate Items and Eliminations	(62)		1		(7)		(1)		(69)		(1,119)		(1,188)
Machinery, Energy & Transportation	5,585		1,147		2,669		2,573		11,974		—		11,974

Financial Products Segment	560		79		102		124		865		—		865
Corporate Items and Eliminations	(43)		(15)		(8)		(15)		(81)		—		(81)
Financial Products Revenues	517		64		94		109		784		—		784

Consolidated Sales and Revenues	$6,102		$1,211		$2,763		$2,682		$12,758		$—		$12,758

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Consolidated Operating Profit
The chart above graphically illustrates reasons for the change in consolidated operating profit between the third quarter of 2019 (at left) and the third quarter of 2020 (at right). Caterpillar management utilizes these charts internally to visually communicate with the company’s Board of Directors and employees. The bar titled Other includes consolidating adjustments and Machinery, Energy & Transportation’s other operating (income) expenses.
Operating profit for the third quarter of 2020 was $985 million, a decrease of $1.035 billion, or 51%, compared with $2.020 billion in the third quarter of 2019. The decrease was primarily due to lower sales volume. Favorable selling, general and administrative (SG&A) and research and development (R&D) expenses were mostly offset by unfavorable price realization and lower profit from financial products.
SG&A/R&D expenses benefited from reduced short-term incentive compensation expense and other cost reductions related to lower sales volumes.

Profit (Loss) by Segment
(Millions of dollars)	Third Quarter 2020	Third Quarter 2019	$ Change	% Change
Construction Industries	$585	$940	$(355)	(38%)
Resource Industries	167	311	(144)	(46%)
Energy & Transportation	492	1,021	(529)	(52%)
All Other Segment	27	(21)	48	n/a
Corporate Items and Eliminations	(346)	(363)	17
Machinery, Energy & Transportation	925	1,888	(963)	(51%)

Financial Products Segment	142	218	(76)	(35%)
Corporate Items and Eliminations	(15)	21	(36)
Financial Products	127	239	(112)	(47%)

Consolidating Adjustments	(67)	(107)	40

Consolidated Operating Profit	$985	$2,020	$(1,035)	(51%)

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Other Profit/Loss and Tax Items
•Other income (expense) in the third quarter of 2020 was income of $14 million, compared with income of $88 million in the third quarter of 2019. The change was primarily due to the unfavorable impacts from foreign currency exchange gains (losses) and lower investment and interest income.
•The provision for income taxes for the third quarter of 2020 reflected an estimated annual tax rate of 31%, excluding the discrete items discussed below, compared with 26% for the third quarter of 2019. The increase in the estimated annual tax rate was primarily related to changes in the expected geographic mix of profits from a tax perspective for 2020, including the impact of U.S. tax on non-U.S. earnings as a result of U.S. tax reform.
In the third quarter of 2020, the company recorded discrete tax benefits of $80 million to adjust prior year U.S. taxes and $13 million for the settlement of stock-based compensation awards with associated tax deductions in excess of cumulative U.S. GAAP compensation expense. In addition, the company recorded a $12 million tax benefit related to the $77 million of remeasurement losses resulting from the settlements of pension obligations.

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CONSTRUCTION INDUSTRIES
(Millions of dollars)
Segment Sales
	Third Quarter 2019	Sales Volume	Price Realization	Currency	Inter-Segment	Third Quarter 2020	$ Change	% Change
Total Sales	$5,289	$(1,150)	$(60)	$(17)	$(6)	$4,056	$(1,233)	(23%)

Sales by Geographic Region
	Third Quarter 2020	Third Quarter 2019	$ Change	% Change
North America	$1,781	$2,728	$(947)	(35%)
Latin America	230	413	(183)	(44%)
EAME	796	1,048	(252)	(24%)
Asia/Pacific	1,241	1,086	155	14%
External Sales	4,048	5,275	(1,227)	(23%)
Inter-segment	8	14	(6)	(43%)
Total Sales	$4,056	$5,289	$(1,233)	(23%)

Segment Profit
	Third Quarter 2020	Third Quarter 2019	Change	% Change
Segment Profit	$585	$940	$(355)	(38%)
Segment Profit Margin	14.4%	17.8%	(3.4 pts)

Construction Industries’ total sales were $4.056 billion in the third quarter of 2020, a decrease of $1.233 billion, or 23%, compared with $5.289 billion in the third quarter of 2019. The decrease was due to lower sales volume, driven by lower end-user demand and the impact from changes in dealer inventories. During the third quarter of 2020, dealers decreased inventories in all regions except for Asia/Pacific where dealers increased inventories, compared with the third quarter of 2019 when dealer inventories were about flat in all regions except for Asia/Pacific where dealers decreased inventories. Overall, dealers decreased inventories more during the third quarter of 2020 than during the third quarter of 2019.
▪In North America, sales decreased mostly due to lower sales volume driven by lower end-user demand and the impact from changes in dealer inventories. The lower end-user demand was driven primarily by pipeline and road construction.
▪Sales declined in Latin America primarily due to the impact from changes in dealer inventories and unfavorable currency impacts from a weaker Brazilian real.
▪In EAME, sales decreased mostly because of lower sales volume across the region, driven by lower end-user demand and the impact from changes in dealer inventories.
▪Sales increased in Asia/Pacific primarily due to the impact of changes in dealer inventories, partially offset by unfavorable price realization. The increase in sales was primarily driven by China demand, which was partially offset by lower sales in the rest of the region.
Construction Industries’ profit was $585 million in the third quarter of 2020, a decrease of $355 million, or 38%, compared with $940 million in the third quarter of 2019. The decrease was mainly due to lower sales volume and unfavorable price realization, partially offset by favorable manufacturing costs and lower SG&A/R&D expenses. Favorable manufacturing costs were driven by lower period manufacturing costs and favorable variable labor and burden. SG&A/R&D expenses and period manufacturing costs both benefited from cost reductions related to lower sales volumes.
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RESOURCE INDUSTRIES
(Millions of dollars)
Segment Sales
	Third Quarter 2019	Sales Volume	Price Realization	Currency	Inter-Segment	Third Quarter 2020	$ Change	% Change
Total Sales	$2,310	$(425)	$(46)	$(4)	$(19)	$1,816	$(494)	(21%)

Sales by Geographic Region
	Third Quarter 2020	Third Quarter 2019	$ Change	% Change
North America	$487	$789	$(302)	(38%)
Latin America	269	349	(80)	(23%)
EAME	384	396	(12)	(3%)
Asia/Pacific	564	645	(81)	(13%)
External Sales	1,704	2,179	(475)	(22%)
Inter-segment	112	131	(19)	(15%)
Total Sales	$1,816	$2,310	$(494)	(21%)

Segment Profit
	Third Quarter 2020	Third Quarter 2019	Change	% Change
Segment Profit	$167	$311	$(144)	(46%)
Segment Profit Margin	9.2%	13.5%	(4.3 pts)

Resource Industries’ total sales were $1.816 billion in the third quarter of 2020, a decrease of $494 million, or 21%, compared with $2.310 billion in the third quarter of 2019. The decrease was due to lower sales volume driven by lower end-user demand for equipment and aftermarket parts, partially offset by the impact of changes in dealer inventories. Dealers decreased inventories more during the third quarter of 2019 than during the third quarter of 2020. End-user demand was lower across non-residential construction and quarry and aggregates and mining, primarily in North America.
Resource Industries’ profit was $167 million in the third quarter of 2020, a decrease of $144 million, or 46%, compared with $311 million in the third quarter of 2019. The decrease was mainly because of lower sales volume and unfavorable price realization, partially offset by favorable manufacturing costs and lower SG&A/R&D expenses. Favorable manufacturing costs were driven by lower period manufacturing costs, favorable material costs and lower warranty expense, partially offset by unfavorable cost absorption. Cost absorption was unfavorable as inventory increased in the third quarter of 2019, compared with a decrease in the third quarter of 2020. SG&A/R&D expenses, along with period manufacturing costs, benefited from lower short-term incentive compensation expense, other cost-reduction actions implemented in response to lower sales volumes and benefits from prior restructuring programs.
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ENERGY & TRANSPORTATION
(Millions of dollars)
Segment Sales
	Third Quarter 2019	Sales Volume	Price Realization	Currency	Inter-Segment	Third Quarter 2020	$ Change	% Change
Total Sales	$5,452	$(1,086)	$(16)	$15	$(204)	$4,161	$(1,291)	(24%)

Sales by Application
	Third Quarter 2020	Third Quarter 2019	$ Change	% Change
Oil and Gas	$734	$1,246	$(512)	(41%)
Power Generation	1,034	1,123	(89)	(8%)
Industrial	730	980	(250)	(26%)
Transportation	977	1,213	(236)	(19%)
External Sales	3,475	4,562	(1,087)	(24%)
Inter-segment	686	890	(204)	(23%)
Total Sales	$4,161	$5,452	$(1,291)	(24%)

Segment Profit
	Third Quarter 2020	Third Quarter 2019	Change	% Change
Segment Profit	$492	$1,021	$(529)	(52%)
Segment Profit Margin	11.8%	18.7%	(6.9 pts)

Energy & Transportation’s total sales were $4.161 billion in the third quarter of 2020, a decrease of $1.291 billion, or 24%, compared with $5.452 billion in the third quarter of 2019. Sales declined across all applications and inter-segment engine sales.
▪Oil and Gas – Sales decreased mainly due to lower demand in North America for reciprocating engines used in gas compression and decreased sales of engine aftermarket parts. In addition, sales were lower for turbines and turbine-related services.
▪Power Generation – Sales decreased primarily due to lower sales volume in engine aftermarket parts, and small reciprocating engine applications, as well as turbines and turbine-related services. The sales decrease was partially offset by an increase in large reciprocating engine applications, mainly for data centers.
▪Industrial – Sales decreased due to lower demand across all regions.
▪Transportation – Sales declined in rail due to lower deliveries of locomotives and related services, primarily in North America, and in marine due to lower sales of engine aftermarket parts, primarily in EAME.
Energy & Transportation’s profit was $492 million in the third quarter of 2020, a decrease of $529 million, or 52%, compared with $1.021 billion in the third quarter of 2019. The decrease was due to lower sales volume, partially offset by lower SG&A/R&D expenses and period manufacturing costs. SG&A/R&D expenses and period manufacturing costs were mostly impacted by a reduction in short-term incentive compensation expense and other cost-reduction actions implemented in response to lower sales volumes. In addition, segment profit was unfavorably impacted by other operating income/expense and higher inventory write-downs during the third quarter of 2020.

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FINANCIAL PRODUCTS SEGMENT
(Millions of dollars)
Revenues by Geographic Region
	Third Quarter 2020	Third Quarter 2019	$ Change	% Change
North America	$448	$560	$(112)	(20%)
Latin America	63	79	(16)	(20%)
EAME	100	102	(2)	(2%)
Asia/Pacific	113	124	(11)	(9%)
Total Revenues	$724	$865	$(141)	(16%)

Segment Profit
	Third Quarter 2020	Third Quarter 2019	Change	% Change
Segment Profit	$142	$218	$(76)	(35%)

Financial Products’ segment revenues were $724 million in the third quarter of 2020, a decrease of $141 million, or 16%, from the third quarter of 2019. The decrease was primarily because of lower average financing rates across all regions and lower average earning assets primarily in North America.
Financial Products’ segment profit was $142 million in the third quarter of 2020, compared with $218 million in the third quarter of 2019. The decrease was due to higher provision for credit losses, lower net yield on average earning assets and lower average earning assets at Cat Financial. These unfavorable impacts were partially offset by a reduction in SG&A expenses primarily due to lower short-term incentive compensation and employee benefit expenses.
At the end of the third quarter of 2020, past dues at Cat Financial were 3.81%, compared with 3.19% at the end of the third quarter of 2019. Past dues increased primarily due to the impacts of the COVID-19 pandemic, offset by decreases in the Caterpillar Power Finance and Latin American portfolios. Write-offs, net of recoveries, were $125 million for the third quarter of 2020, compared with $103 million for the third quarter of 2019. As of September 30, 2020, Cat Financial's allowance for credit losses totaled $460 million, or 1.74% of finance receivables, compared with $515 million, or 1.92% of finance receivables at June 30, 2020. The decrease in the allowance for credit losses was primarily driven by write-offs of previously reserved accounts in the Caterpillar Power Finance portfolio. The allowance for credit losses at year-end 2019 was $424 million, or 1.50% of finance receivables.
Corporate Items and Eliminations
Expense for corporate items and eliminations was $361 million in the third quarter of 2020, an increase of $19 million from the third quarter of 2019, primarily due to higher restructuring costs and an unfavorable change in fair value adjustments related to deferred compensation plans, partially offset by lower corporate costs and segment reporting methodology differences.
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Notes
i.Glossary of terms is included on the Caterpillar website at https://investors.caterpillar.com/overview/default.aspx.
ii.End-user demand is demonstrated by the company’s Rolling 3 Month Retail Sales Statistics filed in a Form 8-K on Tuesday, October 27, 2020.
iii.Information on non-GAAP financial measures is included in the appendix on page 11.
iv.Some amounts within this report are rounded to the millions or billions and may not add.
v.Caterpillar will conduct a teleconference and live webcast, with a slide presentation, beginning at 7:30 a.m. Central Time on Tuesday, October 27, 2020, to discuss its 2020 third-quarter results. The accompanying slides will be available before the webcast on the Caterpillar website at https://investors.caterpillar.com/events-presentations/default.aspx.
About Caterpillar
Since 1925, Caterpillar Inc. has been helping our customers build a better world – making sustainable progress possible and driving positive change on every continent. With 2019 sales and revenues of $53.8 billion, Caterpillar is the world’s leading manufacturer of construction and mining equipment, diesel and natural gas engines, industrial gas turbines and diesel-electric locomotives. Services offered throughout the product life cycle, cutting-edge technology and decades of product expertise set Caterpillar apart, providing exceptional value to help our customers succeed. The company principally operates through three primary segments – Construction Industries, Resource Industries and Energy & Transportation – and provides financing and related services through its Financial Products segment. For more information, visit caterpillar.com. To connect on social media, visit caterpillar.com/social-media.
Caterpillar’s latest financial results are also available online:
https://investors.caterpillar.com/overview/default.aspx
https://investors.caterpillar.com/financials/quarterly-results/default.aspx (live broadcast/replays of quarterly conference call)
Caterpillar investor relations contact: Jennifer Driscoll, +1 224-551-4382 or Driscoll_Jennifer@cat.com
Caterpillar media contact: Kate Kenny, +1 309-361-9333 or Kenny_Kate@cat.com
Forward-Looking Statements
Certain statements in this press release relate to future events and expectations and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “estimate,” “will be,” “will,” “would,” “expect,” “anticipate,” “plan,” “forecast,” “target,” “guide,” “project,” “intend,” “could,” “should” or other similar words or expressions often identify forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding our outlook, projections, forecasts or trend descriptions. These statements do not guarantee future performance and speak only as of the date they are made, and we do not undertake to update our forward-looking statements.
Caterpillar’s actual results may differ materially from those described or implied in our forward-looking statements based on a number of factors, including, but not limited to: (i) global and regional economic conditions and economic conditions in the industries we serve; (ii) commodity price changes, material price increases, fluctuations in demand for our products or significant shortages of material; (iii) government monetary or fiscal policies; (iv) political and economic risks, commercial instability and events beyond our control in the countries in which we operate; (v) international trade policies and their impact on demand for our products and our competitive position, including the imposition of new tariffs or changes in existing tariff rates; (vi) our ability to develop, produce and market quality products that meet our customers’ needs; (vii) the impact of the highly competitive environment in which we operate on our sales and pricing; (viii) information technology security threats and computer crime; (ix) inventory management decisions and sourcing practices of our dealers and our OEM customers; (x) a failure to realize, or a delay in realizing, all of the anticipated benefits of our acquisitions, joint ventures or divestitures; (xi) union disputes or other employee relations issues; (xii) adverse effects of unexpected events; (xiii) disruptions or volatility in global financial markets limiting our sources of liquidity or the liquidity of our customers, dealers and suppliers; (xiv) failure to maintain our credit ratings and potential resulting increases to our cost of borrowing and adverse effects on our cost of funds, liquidity, competitive position and access to capital markets; (xv) our Financial Products segment’s risks associated with the financial services industry; (xvi) changes in interest rates or market liquidity conditions; (xvii) an increase in delinquencies, repossessions or net losses of Cat Financial’s customers; (xviii) currency fluctuations; (xix) our or Cat Financial’s compliance with financial and other restrictive covenants in debt agreements; (xx) increased pension plan funding obligations; (xxi) alleged or actual violations of trade or anti-corruption laws and regulations; (xxii) additional tax expense or exposure, including the impact of U.S. tax reform; (xxiii) significant legal proceedings, claims, lawsuits or government investigations; (xxiv) new regulations or changes in financial services regulations; (xxv) compliance with environmental laws and regulations; (xxvi) the duration and geographic spread of, business disruptions caused by, and the overall global economic impact of, the COVID-19 pandemic; and (xxvii) other factors described in more detail in Caterpillar’s Forms 10-Q, 10-K and other filings with the Securities and Exchange Commission.
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APPENDIX
NON-GAAP FINANCIAL MEASURES
The following definitions are provided for the non-GAAP financial measures. These non-GAAP financial measures have no standardized meaning prescribed by U.S. GAAP and therefore are unlikely to be comparable to the calculation of similar measures for other companies. Management does not intend these items to be considered in isolation or as a substitute for the related GAAP measures.
Adjusted Profit Per Share
The company believes it is important to separately quantify the profit impact of a significant item in order for the company’s results to be meaningful to readers. This item is remeasurement losses resulting from the settlements of pension obligations in the third quarter of 2020. The company does not consider this item indicative of earnings from ongoing business activities and believes the non-GAAP measure provides investors with useful perspective on underlying business results and trends and aids with assessing the company’s period-over-period results. The company intends to discuss adjusted profit per share for the fourth quarter and full-year 2020, excluding mark-to-market gains or losses for remeasurement of pension and other postemployment benefit plans along with any other discrete items.
Reconciliations of adjusted profit per share to the most directly comparable GAAP measure, diluted profit per share, are as follows:

	Third Quarter
	2020	2019
Profit per share	$1.22	$2.66
Per share remeasurement losses of pension obligations[1]	$0.12	$—
Adjusted profit per share	$1.34	$2.66

1 At statutory tax rates.
Note: On March 26, 2020, the company withdrew its previous financial outlook due to the continued global economic uncertainty related to the COVID-19 pandemic.

Supplemental Consolidating Data
The company is providing supplemental consolidating data for the purpose of additional analysis. The data has been grouped as follows:
Consolidated – Caterpillar Inc. and its subsidiaries.
Machinery, Energy & Transportation (ME&T) – The company defines ME&T as it is presented in the supplemental data as Caterpillar Inc. and its subsidiaries, excluding Financial Products. ME&T’s information relates to the design, manufacturing and marketing of its products.
Financial Products – The company defines Financial Products as it is presented in the supplemental data as its finance and insurance subsidiaries, primarily Cat Financial and Insurance Services. Financial Products’ information relates to the financing to customers and dealers for the purchase and lease of Caterpillar and other equipment.
Consolidating Adjustments – Eliminations of transactions between ME&T and Financial Products.
The nature of the ME&T and Financial Products businesses is different, especially with regard to the financial position and cash flow items. Caterpillar management utilizes this presentation internally to highlight these differences. The company believes this presentation will assist readers in understanding its business.
Pages 12 to 22 reconcile ME&T and Financial Products to Caterpillar Inc. consolidated financial information.
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Caterpillar Inc.
Condensed Consolidated Statement of Results of Operations
(Unaudited)
(Dollars in millions except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Sales and revenues:
Sales of Machinery, Energy & Transportation	$9,228	$11,974	$28,452	$38,369
Revenues of Financial Products	653	784	2,061	2,287
Total sales and revenues	9,881	12,758	30,513	40,656

Operating costs:
Cost of goods sold	6,919	8,569	21,298	27,513
Selling, general and administrative expenses	1,126	1,251	3,426	3,879
Research and development expenses	344	431	1,041	1,307
Interest expense of Financial Products	137	189	461	571
Other operating (income) expenses	370	298	1,114	946
Total operating costs	8,896	10,738	27,340	34,216

Operating profit	985	2,020	3,173	6,440

Interest expense excluding Financial Products	136	103	384	309
Other income (expense)	14	88	265	316

Consolidated profit before taxes	863	2,005	3,054	6,447

Provision (benefit) for income taxes	187	518	839	1,470
Profit of consolidated companies	676	1,487	2,215	4,977

Equity in profit (loss) of unconsolidated affiliated companies	(5)	7	8	20

Profit of consolidated and affiliated companies	671	1,494	2,223	4,997

Less: Profit (loss) attributable to noncontrolling interests	3	—	5	2

Profit [1]	$668	$1,494	$2,218	$4,995

Profit per common share	$1.23	$2.69	$4.08	$8.84
Profit per common share — diluted [2]	$1.22	$2.66	$4.05	$8.75

Weighted-average common shares outstanding (millions)
– Basic	542.3	556.3	543.9	565.2
– Diluted [2]	546.4	561.2	547.8	570.8

1	Profit attributable to common shareholders.
2	Diluted by assumed exercise of stock-based compensation awards using the treasury stock method.
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Caterpillar Inc.
Condensed Consolidated Statement of Financial Position
(Unaudited)
(Millions of dollars)

	September 30, 2020	December 31, 2019
Assets
Current assets:
Cash and short-term investments	$9,315	$8,284
Receivables – trade and other	6,969	8,568
Receivables – finance	8,966	9,336
Prepaid expenses and other current assets	1,831	1,739
Inventories	11,453	11,266
Total current assets	38,534	39,193

Property, plant and equipment – net	12,232	12,904
Long-term receivables – trade and other	1,149	1,193
Long-term receivables – finance	12,209	12,651
Noncurrent deferred and refundable income taxes	1,440	1,411
Intangible assets	1,363	1,565
Goodwill	6,304	6,196
Other assets	3,510	3,340
Total assets	$76,741	$78,453

Liabilities
Current liabilities:
Short-term borrowings:
-- Machinery, Energy & Transportation	$—	$5
-- Financial Products	2,660	5,161
Accounts payable	5,193	5,957
Accrued expenses	3,510	3,750
Accrued wages, salaries and employee benefits	1,069	1,629
Customer advances	1,209	1,187
Dividends payable	—	567
Other current liabilities	1,978	2,155
Long-term debt due within one year:
-- Machinery, Energy & Transportation	1,397	16
-- Financial Products	7,962	6,194
Total current liabilities	24,978	26,621

Long-term debt due after one year:
-- Machinery, Energy & Transportation	9,742	9,141
-- Financial Products	16,365	17,140
Liability for postemployment benefits	6,254	6,599
Other liabilities	4,408	4,323
Total liabilities	61,747	63,824

Shareholders’ equity
Common stock	6,204	5,935
Treasury stock	(25,315)	(24,217)
Profit employed in the business	35,508	34,437
Accumulated other comprehensive income (loss)	(1,448)	(1,567)
Noncontrolling interests	45	41
Total shareholders’ equity	14,994	14,629
Total liabilities and shareholders’ equity	$76,741	$78,453

(more)

Caterpillar Inc.
Condensed Consolidated Statement of Cash Flow
(Unaudited)
(Millions of dollars)

	Nine Months Ended September 30,
	2020	2019
Cash flow from operating activities:
Profit of consolidated and affiliated companies	$2,223	$4,997
Adjustments for non-cash items:
Depreciation and amortization	1,815	1,933
Net gain on remeasurement of pension obligations	(55)	—
Provision (benefit) for deferred income taxes	(38)	(13)
Other	919	627
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables – trade and other	1,473	427
Inventories	(139)	(676)
Accounts payable	(596)	(669)
Accrued expenses	(286)	114
Accrued wages, salaries and employee benefits	(547)	(858)
Customer advances	13	169
Other assets – net	(15)	19
Other liabilities – net	(512)	(1,592)
Net cash provided by (used for) operating activities	4,255	4,478
Cash flow from investing activities:
Capital expenditures – excluding equipment leased to others	(686)	(723)
Expenditures for equipment leased to others	(805)	(1,133)
Proceeds from disposals of leased assets and property, plant and equipment	550	812
Additions to finance receivables	(9,278)	(9,453)
Collections of finance receivables	9,656	9,144
Proceeds from sale of finance receivables	37	183
Investments and acquisitions (net of cash acquired)	(93)	(6)
Proceeds from sale of businesses and investments (net of cash sold)	13	3
Proceeds from sale of securities	239	281
Investments in securities	(512)	(425)
Other – net	(80)	(37)
Net cash provided by (used for) investing activities	(959)	(1,354)
Cash flow from financing activities:
Dividends paid	(1,683)	(1,564)
Common stock issued, including treasury shares reissued	110	59
Common shares repurchased	(1,130)	(3,283)
Proceeds from debt issued (original maturities greater than three months)	9,418	8,827
Payments on debt (original maturities greater than three months)	(6,789)	(6,062)
Short-term borrowings – net (original maturities three months or less)	(2,138)	(1,006)
Other – net	(1)	(2)
Net cash provided by (used for) financing activities	(2,213)	(3,031)
Effect of exchange rate changes on cash	(56)	(47)
Increase (decrease) in cash and short-term investments and restricted cash	1,027	46
Cash and short-term investments and restricted cash at beginning of period	8,292	7,890
Cash and short-term investments and restricted cash at end of period	$9,319	$7,936

All short-term investments, which consist primarily of highly liquid investments with original maturities of three months or less, are considered to be cash equivalents.

(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Three Months Ended September 30, 2020
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Energy & Transportation	$9,228	$9,228	$—	$—
Revenues of Financial Products	653	—	740	(87)	1
Total sales and revenues	9,881	9,228	740	(87)

Operating costs:
Cost of goods sold	6,919	6,921	—	(2)	2
Selling, general and administrative expenses	1,126	943	189	(6)	2
Research and development expenses	344	344	—	—
Interest expense of Financial Products	137	—	137	—
Other operating (income) expenses	370	95	287	(12)	2
Total operating costs	8,896	8,303	613	(20)

Operating profit	985	925	127	(67)

Interest expense excluding Financial Products	136	136	—	—
Other income (expense)	14	(62)	9	67	3

Consolidated profit before taxes	863	727	136	—

Provision (benefit) for income taxes	187	133	54	—
Profit of consolidated companies	676	594	82	—

Equity in profit (loss) of unconsolidated affiliated companies	(5)	(4)	—	(1)	4

Profit of consolidated and affiliated companies	671	590	82	(1)

Less: Profit (loss) attributable to noncontrolling interests	3	—	4	(1)	5

Profit [6]	$668	$590	$78	$—

1	Elimination of Financial Products’ revenues earned from ME&T.
2	Elimination of net expenses recorded by ME&T paid to Financial Products.
3	Elimination of discount recorded by ME&T on receivables sold to Financial Products and of interest earned between ME&T and Financial Products as well as dividends paid by Financial Products to ME&T.
4	Elimination of equity profit (loss) earned from Financial Products’ subsidiaries partially owned by ME&T subsidiaries.
5	Elimination of noncontrolling interest profit (loss) recorded by Financial Products for subsidiaries partially owned by ME&T subsidiaries.
6	Profit attributable to common shareholders.

(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Three Months Ended September 30, 2019
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Energy & Transportation	$11,974	$11,974	$—	$—
Revenues of Financial Products	784	—	920	(136)	1
Total sales and revenues	12,758	11,974	920	(136)

Operating costs:
Cost of goods sold	8,569	8,569	—	—
Selling, general and administrative expenses	1,251	1,095	163	(7)	2
Research and development expenses	431	431	—	—
Interest expense of Financial Products	189	—	198	(9)	3
Other operating (income) expenses	298	(9)	320	(13)	2
Total operating costs	10,738	10,086	681	(29)

Operating profit	2,020	1,888	239	(107)

Interest expense excluding Financial Products	103	103	—	—
Other income (expense)	88	(27)	8	107	4

Consolidated profit before taxes	2,005	1,758	247	—

Provision (benefit) for income taxes	518	457	61	—
Profit of consolidated companies	1,487	1,301	186	—

Equity in profit (loss) of unconsolidated affiliated companies	7	12	—	(5)	5

Profit of consolidated and affiliated companies	1,494	1,313	186	(5)

Less: Profit (loss) attributable to noncontrolling interests	—	(1)	6	(5)	6

Profit [7]	$1,494	$1,314	$180	$—

1	Elimination of Financial Products’ revenues earned from ME&T.
2	Elimination of net expenses recorded by ME&T paid to Financial Products.
3	Elimination of interest expense recorded between Financial Products and ME&T.
4	Elimination of discount recorded by ME&T on receivables sold to Financial Products and of interest earned between ME&T and Financial Products as well as dividends paid by Financial Products to ME&T.
5	Elimination of equity profit (loss) earned from Financial Products’ subsidiaries partially owned by ME&T subsidiaries.
6	Elimination of noncontrolling interest profit (loss) recorded by Financial Products for subsidiaries partially owned by ME&T subsidiaries.
7	Profit attributable to common shareholders.

(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Nine Months Ended September 30, 2020
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Energy & Transportation	$28,452	$28,452	$—	$—
Revenues of Financial Products	2,061	—	2,350	(289)	1
Total sales and revenues	30,513	28,452	2,350	(289)

Operating costs:
Cost of goods sold	21,298	21,302	—	(4)	2
Selling, general and administrative expenses	3,426	2,867	572	(13)	2
Research and development expenses	1,041	1,041	—	—
Interest expense of Financial Products	461	—	462	(1)	3
Other operating (income) expenses	1,114	227	927	(40)	2
Total operating costs	27,340	25,437	1,961	(58)

Operating profit	3,173	3,015	389	(231)

Interest expense excluding Financial Products	384	383	—	1	3
Other income (expense)	265	60	(7)	212	4

Consolidated profit before taxes	3,054	2,692	382	(20)

Provision (benefit) for income taxes	839	720	119	—
Profit of consolidated companies	2,215	1,972	263	(20)

Equity in profit (loss) of unconsolidated affiliated companies	8	18	—	(10)	5

Profit of consolidated and affiliated companies	2,223	1,990	263	(30)

Less: Profit (loss) attributable to noncontrolling interests	5	2	13	(10)	6

Profit [7]	$2,218	$1,988	$250	$(20)

1	Elimination of Financial Products’ revenues earned from ME&T.
2	Elimination of net expenses recorded by ME&T paid to Financial Products.
3	Elimination of interest expense recorded between Financial Products and ME&T.
4	Elimination of discount recorded by ME&T on receivables sold to Financial Products and of interest earned between ME&T and Financial Products as well as dividends paid by Financial Products to ME&T.
5	Elimination of equity profit (loss) earned from Financial Products’ subsidiaries partially owned by ME&T subsidiaries.
6	Elimination of noncontrolling interest profit (loss) recorded by Financial Products for subsidiaries partially owned by ME&T subsidiaries.
7	Profit attributable to common shareholders.

(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Nine Months Ended September 30, 2019
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Energy & Transportation	$38,369	$38,369	$—	$—
Revenues of Financial Products	2,287	—	2,684	(397)	1
Total sales and revenues	40,656	38,369	2,684	(397)

Operating costs:
Cost of goods sold	27,513	27,515	—	(2)	2
Selling, general and administrative expenses	3,879	3,324	564	(9)	2
Research and development expenses	1,307	1,307	—	—
Interest expense of Financial Products	571	—	599	(28)	3
Other operating (income) expenses	946	2	974	(30)	2
Total operating costs	34,216	32,148	2,137	(69)

Operating profit	6,440	6,221	547	(328)

Interest expense excluding Financial Products	309	318	—	(9)	3
Other income (expense)	316	(71)	68	319	4

Consolidated profit before taxes	6,447	5,832	615	—

Provision (benefit) for income taxes	1,470	1,294	176	—
Profit of consolidated companies	4,977	4,538	439	—

Equity in profit (loss) of unconsolidated affiliated companies	20	36	—	(16)	5

Profit of consolidated and affiliated companies	4,997	4,574	439	(16)

Less: Profit (loss) attributable to noncontrolling interests	2	1	17	(16)	6

Profit [7]	$4,995	$4,573	$422	$—

1	Elimination of Financial Products’ revenues earned from ME&T.
2	Elimination of net expenses recorded by ME&T paid to Financial Products.
3	Elimination of interest expense recorded between Financial Products and ME&T.
4	Elimination of discount recorded by ME&T on receivables sold to Financial Products and of interest earned between ME&T and Financial Products as well as dividends paid by Financial Products to ME&T.
5	Elimination of equity profit (loss) earned from Financial Products’ subsidiaries partially owned by ME&T subsidiaries.
6	Elimination of noncontrolling interest profit (loss) recorded by Financial Products for subsidiaries partially owned by ME&T subsidiaries.
7	Profit attributable to common shareholders.

(more)

Caterpillar Inc.
Supplemental Data for Financial Position
At September 30, 2020
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Assets
Current assets:
Cash and short-term investments	$9,315	$8,512	$803	$—
Receivables – trade and other	6,969	2,484	497	3,988	[1,2]
Receivables – finance	8,966	—	13,120	(4,154)	2
Prepaid expenses and other current assets	1,831	1,372	634	(175)	3
Inventories	11,453	11,453	—	—
Total current assets	38,534	23,821	15,054	(341)

Property, plant and equipment – net	12,232	8,156	4,076	—
Long-term receivables – trade and other	1,149	294	181	674	[1,2]
Long-term receivables – finance	12,209	—	12,900	(691)	2
Noncurrent deferred and refundable income taxes	1,440	1,979	101	(640)	4
Intangible assets	1,363	1,363	—	—
Goodwill	6,304	6,304	—	—
Other assets	3,510	2,887	1,815	(1,192)	5
Total assets	$76,741	$44,804	$34,127	$(2,190)

Liabilities
Current liabilities:
Short-term borrowings	$2,660	$—	$2,660	$—
Short-term borrowings with consolidated companies	—	—	—	—
Accounts payable	5,193	5,174	187	(168)	6
Accrued expenses	3,510	3,131	379	—
Accrued wages, salaries and employee benefits	1,069	1,055	14	—
Customer advances	1,209	1,209	—	—
Dividends payable	—	—	—	—
Other current liabilities	1,978	1,509	666	(197)	[4,7]
Long-term debt due within one year	9,359	1,397	7,962	—
Total current liabilities	24,978	13,475	11,868	(365)

Long-term debt due after one year	26,107	9,757	16,365	(15)	8
Liability for postemployment benefits	6,254	6,253	1	—
Other liabilities	4,408	3,739	1,384	(715)	4
Total liabilities	61,747	33,224	29,618	(1,095)

Shareholders’ equity
Common stock	6,204	6,204	919	(919)	9
Treasury stock	(25,315)	(25,315)	—	—
Profit employed in the business	35,508	31,285	4,214	9	9
Accumulated other comprehensive income (loss)	(1,448)	(636)	(812)	—
Noncontrolling interests	45	42	188	(185)	9
Total shareholders’ equity	14,994	11,580	4,509	(1,095)
Total liabilities and shareholders’ equity	$76,741	$44,804	$34,127	$(2,190)

1	Elimination of receivables between ME&T and Financial Products.
2	Reclassification of ME&T’s trade receivables purchased by Financial Products and Financial Products’ wholesale inventory receivables.
3	Elimination of ME&T's insurance premiums that are prepaid to Financial Products.
4	Reclassification reflecting required netting of deferred tax assets/liabilities by taxing jurisdiction.
5	Elimination of other intercompany assets between ME&T and Financial Products.
6	Elimination of payables between ME&T and Financial Products.
7	Elimination of prepaid insurance in Financial Products’ other liabilities.
8	Elimination of debt between ME&T and Financial Products.
9	Eliminations associated with ME&T’s investments in Financial Products’ subsidiaries.
(more)

Caterpillar Inc.
Supplemental Data for Financial Position
At December 31, 2019
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Assets
Current assets:
Cash and short-term investments	$8,284	$7,299	$985	$—
Receivables – trade and other	8,568	3,737	451	4,380	[1,2]
Receivables – finance	9,336	—	14,489	(5,153)	2
Prepaid expenses and other current assets	1,739	1,290	529	(80)	3
Inventories	11,266	11,266	—	—
Total current assets	39,193	23,592	16,454	(853)

Property, plant and equipment – net	12,904	8,606	4,298	—
Long-term receivables – trade and other	1,193	348	152	693	[1,2]
Long-term receivables – finance	12,651	—	13,354	(703)	2
Noncurrent deferred and refundable income taxes	1,411	2,002	117	(708)	4
Intangible assets	1,565	1,565	—	—
Goodwill	6,196	6,196	—	—
Other assets	3,340	2,953	1,572	(1,185)	5
Total assets	$78,453	$45,262	$35,947	$(2,756)

Liabilities
Current liabilities:
Short-term borrowings	$5,166	$5	$5,161	$—
Short-term borrowings with consolidated companies	—	—	600	(600)	6
Accounts payable	5,957	5,918	212	(173)	7
Accrued expenses	3,750	3,415	335	—
Accrued wages, salaries and employee benefits	1,629	1,580	49	—
Customer advances	1,187	1,187	—	—
Dividends payable	567	567	—	—
Other current liabilities	2,155	1,689	566	(100)	[4,8]
Long-term debt due within one year	6,210	16	6,194	—
Total current liabilities	26,621	14,377	13,117	(873)

Long-term debt due after one year	26,281	9,151	17,140	(10)	6
Liability for postemployment benefits	6,599	6,599	—	—
Other liabilities	4,323	3,681	1,430	(788)	4
Total liabilities	63,824	33,808	31,687	(1,671)

Shareholders’ equity
Common stock	5,935	5,935	919	(919)	9
Treasury stock	(24,217)	(24,217)	—	—
Profit employed in the business	34,437	30,434	3,997	6	9
Accumulated other comprehensive income (loss)	(1,567)	(739)	(828)	—
Noncontrolling interests	41	41	172	(172)	9
Total shareholders’ equity	14,629	11,454	4,260	(1,085)
Total liabilities and shareholders’ equity	$78,453	$45,262	$35,947	$(2,756)

1	Elimination of receivables between ME&T and Financial Products.
2	Reclassification of ME&T’s trade receivables purchased by Financial Products and Financial Products’ wholesale inventory receivables.
3	Elimination of ME&T’s insurance premiums that are prepaid to Financial Products.
4	Reclassification reflecting required netting of deferred tax assets/liabilities by taxing jurisdiction.
5	Elimination of other intercompany assets between ME&T and Financial Products.
6	Elimination of debt between ME&T and Financial Products.
7	Elimination of payables between ME&T and Financial Products.
8	Elimination of prepaid insurance in Financial Products’ other liabilities.
9	Eliminations associated with ME&T’s investments in Financial Products’ subsidiaries.

(more)

Caterpillar Inc.
Supplemental Data for Cash Flow
For the Nine Months Ended September 30, 2020
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Cash flow from operating activities:
Profit of consolidated and affiliated companies	$2,223	$1,990	$263	$(30)	1, 5
Adjustments for non-cash items:
Depreciation and amortization	1,815	1,217	598	—
Net gain on remeasurement of pension obligations	(55)	(55)	—	—
Provision (benefit) for deferred income taxes	(38)	(5)	(33)	—
Other	919	494	167	258	2
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables – trade and other	1,473	616	(54)	911	[2,3]
Inventories	(139)	(130)	—	(9)	2
Accounts payable	(596)	(599)	(6)	9	2
Accrued expenses	(286)	(314)	28	—
Accrued wages, salaries and employee benefits	(547)	(512)	(35)	—
Customer advances	13	13	—	—
Other assets – net	(15)	(136)	26	95	2
Other liabilities – net	(512)	(514)	83	(81)	2
Net cash provided by (used for) operating activities	4,255	2,065	1,037	1,153
Cash flow from investing activities:
Capital expenditures – excluding equipment leased to others	(686)	(687)	(11)	12	2
Expenditures for equipment leased to others	(805)	2	(823)	16	2
Proceeds from disposals of leased assets and property, plant and equipment	550	119	451	(20)	2
Additions to finance receivables	(9,278)	—	(10,234)	956	3
Collections of finance receivables	9,656	—	10,822	(1,166)	3
Net intercompany purchased receivables	—	—	971	(971)	3
Proceeds from sale of finance receivables	37	—	37	—
Net intercompany borrowings	—	599	6	(605)	4
Investments and acquisitions (net of cash acquired)	(93)	(93)	—	—
Proceeds from sale of businesses and investments (net of cash sold)	13	13	—	—
Proceeds from sale of securities	239	17	222	—
Investments in securities	(512)	(15)	(497)	—
Other – net	(80)	(21)	(59)	—
Net cash provided by (used for) investing activities	(959)	(66)	885	(1,778)
Cash flow from financing activities:
Dividends paid	(1,683)	(1,683)	(20)	20	5
Common stock issued, including treasury shares reissued	110	110	—	—
Common shares repurchased	(1,130)	(1,130)	—	—
Net intercompany borrowings	—	(6)	(599)	605	4
Proceeds from debt issued > 90 days	9,418	1,991	7,427	—
Payments on debt > 90 days	(6,789)	(18)	(6,771)	—
Short-term borrowings – net < 90 days	(2,138)	(5)	(2,133)	—
Other – net	(1)	(1)	—	—
Net cash provided by (used for) financing activities	(2,213)	(742)	(2,096)	625
Effect of exchange rate changes on cash	(56)	(47)	(9)	—
Increase (decrease) in cash and short-term investments and restricted cash	1,027	1,210	(183)	—
Cash and short-term investments and restricted cash at beginning of period	8,292	7,302	990	—
Cash and short-term investments and restricted cash at end of period	$9,319	$8,512	$807	$—

1	Elimination of equity profit earned from Financial Products' subsidiaries partially owned by ME&T subsidiaries.
2	Elimination of non-cash adjustments and changes in assets and liabilities related to consolidated reporting.
3	Reclassification of Financial Products’ cash flow activity from investing to operating for receivables that arose from the sale of inventory.
4	Elimination of net proceeds and payments to/from ME&T and Financial Products.
5	Elimination of dividend activity between Financial Products and ME&T.

(more)

Caterpillar Inc.
Supplemental Data for Cash Flow
For the Nine Months Ended September 30, 2019
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Cash flow from operating activities:
Profit of consolidated and affiliated companies	$4,997	$4,574	$439	$(16)	1
Adjustments for non-cash items:
Depreciation and amortization	1,933	1,283	650	—
Provision (benefit) for deferred income taxes	(13)	9	(22)	—
Other	627	379	(111)	359	2
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables – trade and other	427	125	(16)	318	[2,3]
Inventories	(676)	(702)	—	26	2
Accounts payable	(669)	(651)	6	(24)	2
Accrued expenses	114	105	11	(2)	2
Accrued wages, salaries and employee benefits	(858)	(865)	7	—
Customer advances	169	171	—	(2)	2
Other assets – net	19	(66)	63	22	2
Other liabilities – net	(1,592)	(1,730)	150	(12)	2
Net cash provided by (used for) operating activities	4,478	2,632	1,177	669
Cash flow from investing activities:
Capital expenditures – excluding equipment leased to others	(723)	(709)	(14)	—
Expenditures for equipment leased to others	(1,133)	(21)	(1,151)	39	2
Proceeds from disposals of leased assets and property, plant and equipment	812	149	766	(103)	2
Additions to finance receivables	(9,453)	—	(10,633)	1,180	3
Collections of finance receivables	9,144	—	10,166	(1,022)	3
Net intercompany purchased receivables	—	—	763	(763)	3
Proceeds from sale of finance receivables	183	—	183	—
Net intercompany borrowings	—	721	1	(722)	4
Investments and acquisitions (net of cash acquired)	(6)	(6)	—	—
Proceeds from sale of businesses and investments (net of cash sold)	3	3	—	—
Proceeds from sale of securities	281	16	265	—
Investments in securities	(425)	(16)	(409)	—
Other – net	(37)	1	(38)	—
Net cash provided by (used for) investing activities	(1,354)	138	(101)	(1,391)
Cash flow from financing activities:
Dividends paid	(1,564)	(1,564)	—	—
Common stock issued, including treasury shares reissued	59	59	—	—
Common shares repurchased	(3,283)	(3,283)	—	—
Net intercompany borrowings	—	(1)	(721)	722	4
Proceeds from debt issued > 90 days	8,827	1,479	7,348	—
Payments on debt > 90 days	(6,062)	(8)	(6,054)	—
Short-term borrowings – net < 90 days	(1,006)	—	(1,006)	—
Other – net	(2)	(2)	—	—
Net cash provided by (used for) financing activities	(3,031)	(3,320)	(433)	722
Effect of exchange rate changes on cash	(47)	(38)	(9)	—
Increase (decrease) in cash and short-term investments and restricted cash	46	(588)	634	—
Cash and short-term investments and restricted cash at beginning of period	7,890	6,994	896	—
Cash and short-term investments and restricted cash at end of period	$7,936	$6,406	$1,530	$—

1	Elimination of equity profit earned from Financial Products' subsidiaries partially owned by ME&T subsidiaries.
2	Elimination of non-cash adjustments and changes in assets and liabilities related to consolidated reporting.
3	Reclassification of Financial Products’ cash flow activity from investing to operating for receivables that arose from the sale of inventory.
4	Elimination of net proceeds and payments to/from ME&T and Financial Products.
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